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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: MARCH 12, 2008

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS
(State or other jurisdiction of incorporation or organization)

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

     On March 12, 2008 the Company’s President and CEO, John Irwin and CFO, Jim Holland, will make a presentation at the Dahlman Rose & Co. “Energy Supply Chain Conference” at the Warwick Hotel in New York. A copy of the company’s presentation used in this conference can be view at our website address www.atwd.com.

Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including; the Company's dependence on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 2007, filed with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE : March 12, 2008	ATWOOD OCEANICS, INC. (Registrant) /s/ James M. Holland James M. Holland Senior Vice President